SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 22, 2005

OHIO CASUALTY CORPORATION

(Exact name of registrant as specified in its charter)

OHIO

(State or other jurisdiction of incorporation or organization)

Commission File Number 0-5544

31-0783294

(I.R.S. Employer Identification No.)

9450 Seward Road

Fairfield, Ohio

(Address of principal executive offices)

45014

(Zip Code)

(513) 603-2400

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE

On February 22, 2005, in connection with the Exchange Offer (as defined below), Ohio Casualty Corporation (“Ohio Casualty”) delivered an offering memorandum to holders of its currently outstanding 5.00% Convertible Notes due 2022. A copy of the Offering Memorandum is attached hereto as Exhibit 99.1. The information in Item 7.01 of this report is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 7.01 of this report will not be incorporated by reference into any registration statement filed by Ohio Casualty under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

ITEM 8.01. OTHER EVENTS

On February 22, 2005, Ohio Casualty announced that it has commenced an exchange offer under which it is offering to exchange up to $184,250,000 of new 5.00% Convertible Notes due 2022 for an equal principal amount of its currently outstanding 5.00% Convertible Notes due 2022 (the “Exchange Offer”). A copy of the press release is attached hereto as Exhibit 99.2.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1	Offering Memorandum dated February 22, 2005 relating to the exchange offer for all outstanding 5.00% Convertible Notes due 2022 (incorporated by reference, previously filed as Exhibit 12(a)(1)(i) to Schedule TO for 5.00% Convertible Notes due 2022 filed February 22, 2005)

99.2	Press release dated February 22, 2005 issued by Ohio Casualty Corporation and posted on the Corporation’s website at http://www.ocas.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OHIO CASUALTY CORPORATION
(Registrant)

/s/ Debra K. Crane
Debra K. Crane
Senior Vice President, General Counsel and Secretary

Date: February 22, 2005

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Offering Memorandum dated February 22, 2005 relating to the exchange offer for all outstanding 5.00% Convertible Notes due 2022 (incorporated by reference, previously filed as Exhibit 12(a)(1)(i) to Schedule TO for 5.00% Convertible Notes due 2022 filed February 22, 2005)

99.2	Press release dated February 22, 2005 issued by Ohio Casualty Corporation and posted on the Corporation’s website at http://www.ocas.com.